SUPPLEMENT TO THE APPLICATION
                    [ ] The Prudential Insurance Company of America
                    [ ] Pruco Life Insurance Company*
                    [X] Pruco Life Insurance Company of New Jersey
                        *A Subsidiary of The Prudential Insurance Company of America

                    | No.     XX XXX XXXX
                    ------------------------------------------------------------


A Supplement to the Application for a variable contract in which    John Doe
------------------------- is named as the proposed Insured.      ---------------

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I BELIEVE THIS CONTRACT MEETS MY INSURANCE NEEDS AND FINANCIAL OBJECTIVES. I
ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THE CONTRACT. I UNDERSTAND THAT THE CONTRACT'S VALUE AND DEATH BENEFIT MAY VARY DEPENDING ON THE CONTRACT'S
INVESTMENT EXPERIENCE ........................................... YES [X] NO [ ]

An illustration of values is available upon request.



















|Date                         |Signature of Applicant
|                             |
|    July 1, 1999             |      John Doe
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ORD 96200-98     New Jersey